Exhibit 99.1

Fortune Brands Reports Solid First Quarter Sales and EPS Growth;
Increases 2017 Annual EPS Outlook

Results demonstrate strong momentum:

  Q1 2017 sales increased 7 percent year-over-year to $1.2 billion
  EPS $0.50; EPS before charges/gains increased over 26 percent to $0.53
  Company increases full-year 2017 EPS outlook before charges/gains to $3.00 - $3.12 on sales growth of 6 - 8 percent

DEERFIELD, Ill.--(BUSINESS WIRE)--April 26, 2017--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced first quarter 2017 results.

“Our first quarter performance was solid and overcame the challenging comparison to last year’s strong performance. We remain on-track to deliver another year of increased sales, operating margin and EPS,” said Chris Klein, chief executive officer, Fortune Brands. “Sales and profit gains were broad based in the quarter, and due to our better than planned first quarter performance and some favorability in our tax rate, we are increasing our full year EPS outlook.”

First Quarter 2017

For the first quarter of 2017, sales were $1.2 billion, an increase of 7 percent over the first quarter of 2016. Earnings per share were $0.50, compared to $0.38 in the prior-year quarter. EPS before charges/gains were $0.53, compared to $0.42 the same quarter last year. Operating income was $114.9 million, compared to $95.5 million in the prior-year quarter. Operating income before charges/gains was $122.0 million, compared to $104.6 million the same quarter last year, up 17 percent.

“In the first quarter, operating margin before charges/gains for the total company grew by 80 basis points to 10.3 percent, with solid performance across all operating segments,” Klein said. “I am proud that our teams drove double digit operating margin during the seasonally lowest quarter for sales.”

For each segment in the first quarter of 2017, compared to the prior-year quarter:

  Cabinet sales increased 4 percent against a 12 percent organic growth rate in the prior year, led by strong growth in in-stock cabinets and vanities. Segment operating margin before charges/gains increased 140 basis points to 8.2 percent.
  Plumbing sales increased 12 percent with growth across all channels. Excluding recent acquisitions, sales increased mid-single digits. Operating margin before charges/gains was 19.2 percent and reflected planned investments in advertising, personnel and product innovation to drive above market growth.
  Door sales were up 8 percent driven by growth in both the wholesale and retail channels. Operating margin before charges/gains increased 330 basis points to 7.8 percent.
  Security sales increased 7 percent with growth across all channels. Operating margin before charges/gains increased 200 basis points to 11.3 percent.

Cash was $211 million and net debt to EBITDA was 1.6 times at the end of the quarter. “Along with our solid operating performance, we continue to have substantial flexibility to create incremental shareholder value,” said Lee Wyatt, chief financial officer, Fortune Brands.

Annual Outlook for 2017

The Company’s 2017 annual outlook continues to be based on a U.S. home products market growth assumption of 6 to 7 percent and an assumption of 5 to 6 percent growth for the total global market. The Company expects full-year 2017 sales growth in the range of 6 to 8 percent.

The Company raised its expectation for EPS before charges/gains to be in the range of $3.00 to $3.12, which compares to 2016 EPS before charges/gains from continuing operations of $2.75. The increase in EPS outlook includes a $0.04 benefit from the impact of stock-based compensation on tax rate and $0.02 from stronger than expected first quarter results.

The Company also expects to generate free cash flow of approximately $450 million for the full year 2017.

“Our teams are off to a solid start to the year and the demand for home products remains strong, as expected,” said Klein. “We remain focused on driving organic growth by executing against our plan, and we continue to evaluate a healthy pipeline of potential acquisitions.”

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that fulfill the dreams of homeowners and help people feel more secure. The Company’s four operating segments are Cabinets, Plumbing, Doors and Security. Its trusted brands include more than a dozen core brands under MasterBrand Cabinets; Moen, ROHL and Riobel under the Global Plumbing Group (GPG); Therma-Tru entry door systems; and Master Lock and SentrySafe security products under The Master Lock Company. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our categories and brands, and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “estimates,” “plans,” “look to,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including the factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, operating margin before charge/gains, net debt to EBITDA and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended March 31,
	2017	2016	% Change
Net Sales (GAAP)
Cabinets	$573.6	$550.0	4
Plumbing	378.4	338.6	12
Doors	102.2	94.3	8
Security	132.6	123.6	7
Total Net Sales	$1,186.8	$1,106.5	7

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended March 31,				Three Months Ended March 31,
Operating Income (loss) Before Charges/Gains (a)	2017	2016	% Change	Operating Income (loss)	2017	2016	% Change
Cabinets	$47.0	$37.5	25	Cabinets	$47.0	$35.7	32
Plumbing	72.6	71.9	1	Plumbing	70.2	71.5	(2)
Doors	8.0	4.2	90	Doors	8.2	4.2	95
Security	15.0	11.5	30	Security	10.1	5.6	80
Corporate:				Corporate:
General and administrative expense	(21.6)	(21.3)	(1)	General and administrative expense	(21.6)	(21.4)	(1)
Defined benefit plan income (b)	1.0	0.8	25	Defined benefit plan income/(expense) (1)	1.0	(0.1)	1,100
Total Corporate Expenses	(20.6)	(20.5)	-	Total Corporate expenses	(20.6)	(21.5)	4

Total Operating Income Before Charges/Gains	$122.0	$104.6	17	Total Operating Income (GAAP)	$114.9	$95.5	20

Earnings Per Share Before Charges/Gains (c)				Diluted EPS (GAAP)
Diluted	$0.53	$0.42	26	Diluted EPS	$0.50	$0.38	32

EBITDA Before Charges/Gains (d)	$154.6	$133.2	16	Net Income (GAAP)	$77.4	$61.0	27

(1) Corporate expenses as derived in accordance with GAAP include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(a) (b) (c) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	March 31,	December 31,
	2017	2016

Assets
Current assets
Cash and cash equivalents	$210.8	$251.5
Accounts receivable, net	564.9	550.7
Inventories	558.8	531.1
Other current assets	121.6	111.9
Total current assets	1,456.1	1,445.2

Property, plant and equipment, net	665.7	662.5
Goodwill	1,832.9	1,833.8
Other intangible assets, net of accumulated amortization	1,097.2	1,107.0
Other assets	82.2	80.0
Total assets	$5,134.1	$5,128.5

Liabilities and Equity
Current liabilities
Accounts payable	$378.9	$393.8
Other current liabilities	328.9	449.0
Total current liabilities	707.8	842.8

Long-term debt	1,491.5	1,431.1
Deferred income taxes	170.4	163.5
Other non-current liabilities	333.7	328.1
Total liabilities	2,703.4	2,765.5

Stockholders' equity	2,429.2	2,361.5
Noncontrolling interests	1.5	1.5
Total equity	2,430.7	2,363.0
Total liabilities and equity	$5,134.1	$5,128.5

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Operating Activities
Net income	$77.4	$61.0
Depreciation and amortization	31.8	30.8
Asset impairment charges	3.2	-
Recognition of actuarial losses	-	0.9
Deferred taxes	7.6	(25.1)
Other noncash items	10.0	7.8
Changes in assets and liabilities, net	(147.9)	(81.5)
Net cash used in operating activities	$(17.9)	$(6.1)

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(29.5)	$(43.8)
Cost of acquisitions, net of cash	(0.1)	-
Net cash used in investing activities	$(29.6)	$(43.8)

Financing Activities
Increase in debt, net	$60.0	$451.1
Proceeds from the exercise of stock options	8.7	4.9
Treasury stock purchases	(27.3)	(362.7)
Dividends to stockholders	(27.6)	(24.4)
All other, net	(7.8)	(9.7)
Net cash provided by financing activities	$6.0	$59.2

Effect of foreign exchange rate changes on cash	0.8	5.8

Net (decrease) increase in cash and cash equivalents	$(40.7)	$15.1
Cash and cash equivalents at beginning of period	251.5	238.5
Cash and cash equivalents at end of period	$210.8	$253.6

FREE CASH FLOW	Three Months Ended March 31,		2017 Full Year
	2017	2016	Approximation

Free Cash Flow*	$(38.7)	$(45.0)	$450.0
Add:
Capital expenditures	29.5	43.8	135.0 - 140.0
Less:
Proceeds from the exercise of stock options	8.7	4.9	20.0 - 25.0
Cash Flow From Operations (GAAP)	$(17.9)	$(6.1)	$565.0

* Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment, and the proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016	% Change

Net Sales	$1,186.8	$1,106.5	7

Cost of products sold	769.8	728.7	6

Selling, general
and administrative expenses	288.6	270.2	7

Amortization of intangible assets	8.1	6.5	25

Asset impairment charges	3.2	-	100

Restructuring charges	2.2	5.6	(61)

Operating Income	114.9	95.5	20

Interest expense	11.9	11.8	1

Other income, net	(0.8)	(0.3)	(167)

Income before income taxes	103.8	84.0	24

Income taxes	26.4	23.0	15

Net income	$77.4	$61.0	27

Less: Noncontrolling interests	-	-	-

Net income attributable to
Fortune Brands Home & Security	$77.4	$61.0	27

Earnings Per Common Share, Diluted:
Net Income	$0.50	$0.38	32

Diluted Average Shares Outstanding	156.2	159.5	(2)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the first quarter of 2017, diluted EPS before charges/gains is net income including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $3.9 million ($2.9 million after tax or $0.01 per diluted share) of restructuring and other charges and asset impairment charges of $3.2 million ($3.2 million after tax or $0.02 per diluted share).

For the first quarter of 2016, diluted EPS before charges/gains is net income including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $8.2 million ($5.6 million after tax or $0.04 per diluted share) of net restructuring and other charges, the impact of income from actuarial gains associated with our defined benefit plans of $0.9 million ($0.6 million after tax) and expense related to a tax item of $0.3 million.

	Three Months Ended March 31,
	2017	2016	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains (c)	$0.53	$0.42	26

Restructuring and other charges	(0.01)	(0.04)	75
Asset impairment charges	(0.02)	-	-
Defined benefit plan actuarial losses	-	-	-
Tax item	-	-	-

Diluted EPS (GAAP)	$0.50	$0.38	32

RECONCILIATION OF FULL YEAR 2017 EARNINGS GUIDANCE TO GAAP

The Company is targeting diluted EPS before charges/gains to be in the range of $3.00 to $3.12 per share. For the full year, on a GAAP basis, the Company is targeting diluted EPS to be in the range of $2.96 to $3.08 per share. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains. In addition, the Company's GAAP EPS range assumes the Company incurs no additional gains or losses associated with its defined benefit plans.

(c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR 2016 DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS FROM CONTINUING OPERATIONS
(unaudited)

For the twelve months ended
December 31, 2016

Diluted EPS Before Charges/Gains - Continuing Operations*	$2.75

Restructuring and other charges	(0.10)
Defined benefit plan actuarial losses	(0.01)
Write off of prepaid debt issuance costs	(0.01)
Tax item	(0.02)

Diluted EPS - Continuing Operations	$2.61

* For the year ended December 31, 2016, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $23.2 million ($16.5 million after tax or $0.10 per diluted share) of restructuring and other charges, the impact of the write off of prepaid debt issuance cost of $1.3 million ($0.8 million after tax or $0.01 per diluted share), expense related to tax items of $3.1 million ($0.02 per diluted share), and actuarial losses of $1.9 million ($1.3 million after tax or $0.01 per diluted share).

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO NET INCOME

	Three Months Ended March 31,
	2017	2016	% Change

EBITDA BEFORE CHARGES/GAINS (d)	$154.6	$133.2	16

Depreciation *	$(23.7)	$(21.8)	(9)
Amortization of intangible assets	(8.1)	(6.5)	(25)
Restructuring and other charges	(3.9)	(8.2)	52
Interest expense	(11.9)	(11.8)	(1)
Asset impairment charges	(3.2)	-	(100)
Defined benefit plan actuarial losses	-	(0.9)	100
Income taxes	(26.4)	(23.0)	(15)

Net Income (GAAP)	$77.4	$61.0	27

* Depreciation excludes accelerated depreciation of ($2.5) million for the three months ended March 31, 2016. Accelerated depreciation is included in restructuring and other charges.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of March 31, 2017
Long-term debt *			1,491.5
Total debt			1,491.5
Less:
Cash and cash equivalents *			210.8
Net debt (1)			1,280.7
For the twelve months ended March 31, 2017
EBITDA before charges/gains (2) (d)			797.9

Net debt-to-EBITDA before charges/gains ratio (1/2)			1.6

* Amounts are per the unaudited Condensed Consolidated Balance Sheet as of March 31, 2017.

	Nine Months Ended	Three Months Ended	Twelve Months Ended
	December 31,	March 31,	March 31,
	2016	2017	2017

EBITDA BEFORE CHARGES/GAINS (d)	$643.3	$154.6	$797.9

Depreciation	$(70.3)	$(23.7)	$(94.0)
Amortization of intangible assets	(21.6)	(8.1)	(29.7)
Restructuring and other charges	(15.0)	(3.9)	(18.9)
Interest expense	(37.3)	(11.9)	(49.2)
Asset impairment charges	-	(3.2)	(3.2)
Defined benefit plan actuarial losses	(1.0)	-	(1.0)
Income taxes	(146.7)	(26.4)	(173.1)

Income from continuing operations, net tax	$351.4	$77.4	$428.8

(d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended March 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit	Asset		Before
	GAAP	and other	plan actuarial	impairment	Tax Item	Charges/Gains
	(unaudited)	charges	losses	charges		(Non-GAAP)

2017	FIRST QUARTER

Net Sales	$1,186.8	-	-	-	-

Cost of products sold	769.8	(1.0)	-	-	-
Selling, general & administrative expenses	288.6	(0.7)	-	-	-
Amortization of intangible assets	8.1	-	-	-	-
Asset impairment charges	3.2	-	-	(3.2)	-
Restructuring charges	2.2	(2.2)	-	-	-

Operating Income	114.9	3.9	-	3.2	-	122.0

Interest expense	11.9	-	-	-	-
Other income, net	(0.8)	-	-	-	-
Income before income taxes	103.8	3.9	-	3.2	-	110.9

Income taxes	26.4	1.0	-	-	-

Net Income	$77.4	2.9	-	3.2	-	$83.5

Less: Noncontrolling interests	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$77.4	2.9	-	3.2	-	$83.5

Income, net of tax
less noncontrolling interests	$77.4	2.9	-	3.2	-	$83.5

Diluted Average Shares Outstanding	156.2					156.2

Diluted EPS	0.50					0.53

2016

Net Sales	$1,106.5	-	-	-	-

Cost of products sold	728.7	(2.5)	(0.6)	-	-
Selling, general & administrative expenses	270.2	(0.1)	(0.3)	-	-
Amortization of intangible assets	6.5	-	-	-	-
Restructuring charges	5.6	(5.6)	-	-	-

Operating Income	95.5	8.2	0.9	-	-	104.6

Interest expense	11.8	-	-	-	-
Other income, net	(0.3)	-	-	-	-
Income before income taxes	84.0	8.2	0.9	-	-	93.1

Income taxes	23.0	2.6	0.3	-	(0.3)

Net Income	$61.0	5.6	0.6	-	0.3	$67.5

Less: Noncontrolling interests	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$61.0	5.6	0.6	-	0.3	$67.5

Income, net of tax
less noncontrolling interests	$61.0	5.6	0.6	-	0.3	$67.5

Diluted Average Shares Outstanding	159.5					159.5

Diluted EPS - Continuing Operations	0.38					0.42

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016	% Change
Net Sales (GAAP)
Cabinets	$573.6	$550.0	4
Plumbing	378.4	338.6	12
Doors	102.2	94.3	8
Security	132.6	123.6	7
Total Net Sales	$1,186.8	$1,106.5	7

Operating Income (loss)
Cabinets	$47.0	$35.7	32
Plumbing	70.2	71.5	(2)
Doors	8.2	4.2	95
Security	10.1	5.6	80
Corporate:
General and administrative expense	(21.6)	(21.4)	(1)
Defined benefit plan income/(expense) (1)	1.0	(0.1)	1,100
Total Corporate expenses	(20.6)	(21.5)	4

Total Operating Income (GAAP)	$114.9	$95.5	20

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Cabinets	$47.0	$37.5	25
Plumbing	72.6	71.9	1
Doors	8.0	4.2	90
Security	15.0	11.5	30
Corporate:
General and administrative expense	(21.6)	(21.3)	(1)
Defined benefit plan income (b)	1.0	0.8	25
Total Corporate expenses	(20.6)	(20.5)	-

Total Operating Income Before Charges/Gains (a)	122.0	104.6	17
Restructuring and other charges (2) (3)	(3.9)	(8.2)	52
Asset impairment charge	(3.2)	-	(100)
Defined benefit plan actuarial gains/(losses) (4)	-	(0.9)	100
Total Operating Income (GAAP)	$114.9	$95.5	20

(1) Corporate expenses as derived in accordance with GAAP include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(2) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(3) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities. For Corporate, other charges incurred represent external costs directly related to the acquisition of Norcraft and primarily include expenditures for banking, legal, accounting and other similar services. In addition, it includes estimated inventory acquisition related inventory step-up expense in our Plumbing segment of $1.0 million for the three months ended March 31, 2017.

(4) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended			Year Ended
	December 31, 2016			December 31, 2015
	%	$		%	$
Actual return on plan assets	10.0%	$46.6		(2.1)%	($18.2)
Expected return on plan assets	6.6%	37.2		6.8%	40.2
Discount rate at December 31:
Pension benefits	4.3%			4.6%
Postretirement benefits	3.4%			4.1%

(a) (b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(unaudited)

RECONCILIATION OF SEGMENT OPERATING INCOME BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME

	For the three month period ended
	March 31, 2017	March 31, 2016	$ change	% change
CABINETS
Operating income before charges/gains(a)	$47.0	$37.5	$9.5	25
Restructuring charges (1)	-	(1.8)	1.8	100
Operating income (GAAP)	$47.0	$35.7	$11.3	32

PLUMBING
Operating income before charges/gains(a)	$72.6	$71.9	$0.7	1
Restructuring charges (1)	(1.4)	(0.4)	(1.0)	(250)
Other charges (2)
Cost of products sold	(1.0)	-	(1.0)	(100)
Operating income (GAAP)	$70.2	$71.5	$(1.3)	(2)

DOORS
Operating income before charges/gains (a)	$8.0	$4.2	$3.8	90
Restructuring charges (1)	0.2	-	0.2	100
Operating income (GAAP)	$8.2	$4.2	$4.0	95

SECURITY
Operating income before charges/gains(a)	$15.0	$11.5	$3.5	30
Restructuring charges (1)	(1.0)	(3.4)	2.4	71
Other charges (2)
Cost of products sold	-	(2.5)	2.5	100
Selling, general and administrative expenses	(0.7)	-	(0.7)	(100)
Asset impairment charge	(3.2)	-	(3.2)	(100)
Operating income (GAAP)	$10.1	$5.6	$7.7	80

CORPORATE
General and administrative expense before charges/gains	$(21.6)	$(21.3)	$(0.3)	(1)
Other charges (2)
Selling, general and administrative expenses	-	(0.1)	0.1	100
General and administrative expense (GAAP)	(21.6)	(21.4)	(0.2)	(1)

Defined benefit plan income before actuarial gains/(losses)	1.0	0.8	0.2	25
Defined benefit plan actuarial gains/(losses) (3)	-	(0.9)	0.9	100
Defined benefit plan income (GAAP)	1.0	(0.1)	1.1	1,100

Total Corporate expense (GAAP)	$(20.6)	$(21.5)	$0.9	4

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities. For Corporate, other charges incurred represent external costs directly related to the acquisition of Norcraft and primarily include expenditures for banking, legal, accounting and other similar services. In addition, it includes estimated inventory acquisition related inventory step-up expense in our Plumbing segment of $1.0 million for the three months ended March 31, 2017.

(3) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended			Year Ended
	December 31, 2016			December 31, 2015
	%	$		%	$
Actual return on plan assets	10.0%	$46.6		(2.1)%	($18.2)
Expected return on plan assets	6.6%	37.2		6.8%	40.2
Discount rate at December 31:
Pension benefits	4.3%			4.6%
Postretirement benefits	3.4%			4.1%

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.

BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended March 31,
	2017	2016	Change

CABINETS
Before Charges/Gains Operating Margin	8.2%	6.8%	140 bps
Restructuring & Other Charges	-	(0.3%)
Operating Margin	8.2%	6.5%	170 bps

PLUMBING
Before Charges/Gains Operating Margin	19.2%	21.2%	(200) bps
Restructuring & Other Charges	0.6%	(0.1%)
Operating Margin	18.6%	21.1%	(250) bps

DOORS
Before Charges/Gains Operating Margin	7.8%	4.5%	330 bps
Restructuring & Other Charges	0.2%	-
Operating Margin	8.0%	4.5%	350 bps

SECURITY
Before Charges/Gains Operating Margin	11.3%	9.3%	200 bps
Restructuring & Other Charges	(1.3%)	(4.8%)
Asset Impairment	(2.4%)	-
Operating Margin	7.6%	4.5%	310 bps

FBHS
Before Charges/Gains Operating Margin	10.3%	9.5%	80 bps
Restructuring & Other Charges	(0.3%)	(0.7%)
Asset Impairment	(0.3%)	-
Defined benefit plan actuarial losses	-	(0.2%)
Operating Margin	9.7%	8.6%	110 bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP Net Sales. Before charges/gains operating margin is operating income derived in accordance with GAAP excluding restructuring and other charges, and for FBHS, the impact of expense from actuarial losses associated with our defined benefit plans recorded in the Corporate segment and divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN NET SALES EXCLUDING NORCRAFT TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three Months Ended March 31, 2016

CABINETS
Percentage change in Net Sales excluding Norcraft (organic)	12%
Norcraft Net Sales	22%
Percentage change in Net Sales (GAAP)	34%

Net sales excluding Norcraft is Cabinets net sales derived in accordance with GAAP excluding Norcraft. Management uses this measure to evaluate the overall performance of the Cabinets segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans and asset impairment charges. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Defined benefit plan income includes the components of defined benefit plan expense other than service costs. It further excludes actuarial gains or losses.

(c) Diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, the impact of an income tax item, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans and asset impairment charges. In addition, the previously reported first quarter 2016 net income and diluted EPS on an as reported and before charges/gains basis have been revised to reflect the first quarter 2016 impact from the adoption of ASU 2016-09, "Improvements to Employee Share-Based Payments." Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(d) EBITDA before charges/gains is net income, derived in accordance with GAAP excluding restructuring and other charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, asset impairment charges, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands Home & Security, Inc.
Investor and Media Contact:
Brian Lantz
847-484-4574
brian.lantz@FBHS.com